Exhibit (23)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Potlatch Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-17145, 333-42808, 33-54515, 333-28079, 333-74956, 333-12017, 333-42806, 333-130507, 33-30836, 333-156130, and 333-156127) on Form S-8, registration statement (No. 333-191886) on Form S-3, and registration statement (No. 333-165919) on Form S-4 of Potlatch Corporation of our reports dated February 14, 2014, with respect to the consolidated balance sheets of Potlatch Corporation as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Potlatch Corporation.

/s/ KPMG LLP

Portland, Oregon
February 14, 2014